UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2022
KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35081	80-0682103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class P Common Stock	KMI	New York Stock Exchange
2.250% Senior Notes due 2027	KMI 27 A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 25, 2022, Kinder Morgan, Inc. (“KMI”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein, pursuant to which KMI agreed to sell (i) $750,000,000 aggregate principal amount of KMI’s 4.800% Senior Notes due 2033 (the “2033 Notes”) and (ii) $750,000,000 aggregate principal amount of KMI’s 5.450% Senior Notes due 2052 (the “2052 Notes” and, together with the 2033 Notes, the “Notes”).

The Notes are guaranteed pursuant to a Cross Guarantee Agreement, which is described in and filed as Exhibit 10.1 to KMI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. The Underwriting Agreement contains customary representations and warranties by KMI. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby KMI and the underwriters have agreed to indemnify each other against certain liabilities. The Notes were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-240108).

The Notes will be issued pursuant to an Indenture, dated as of March 1, 2012, between KMI and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee. The 2033 Notes will mature on February 1, 2033. The 2052 Notes will mature on August 1, 2052. Interest on the 2033 Notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2032. Interest on the 2052 Notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2023. Interest on the Notes will accrue from August 3, 2022. KMI may redeem all or a part of the Notes at any time at the applicable redemption prices.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants and bankruptcy and insolvency related defaults, the obligations of KMI under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

KMI expects to use the proceeds from the offering of the Notes for general corporate purposes, including repayment of commercial paper borrowings and refinancing upcoming debt maturities. The underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with KMI and its affiliates and provided financial advisory services for KMI and its affiliates in the ordinary course of their business, and may do so in the future. The underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits	Description
	1.1	Underwriting Agreement, dated July 25, 2022, by and among Kinder Morgan, Inc. and the underwriters party thereto.

	104	Cover Page Interactive Data File pursuant to Rule 406 of Regulation S-T formatted in iXBRL (Inline Extensible Business Reporting Language).

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinder Morgan, Inc.
Registrant

Dated: July 25, 2022	By:	/s/ David P. Michels
David P. Michels Vice President and Chief Financial Officer

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